UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
JANUARY 22, 1999









                   INTEGRATED CARBONICS CORP.
     (Exact name of registrant as specified in its charter)







Nevada                000-24723                    43-163270
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

750 W. Pender St., Suite 804, Vancouver, BC Canada V6C 2T8
(Address of principal executive offices)

Registrant's telephone number, including area code (604) 682-8445

Registrant's Agent: Daniel G. Chapman, Esq., 1600 E. Desert Inn
Rd. #102, Las Vegas, NV 89109, (702) 732-2253

ITEM 5.   OTHER EVENTS

On January 22, 1999, the Company announced the appointment of Mario Aiello as President following the unexpected resignation of James Dade Fawcett. Mr. Fawcett resigned his position for immediate health reasons, though he remains an active member of the Company's board. Mr. Fawcett will also continue as an advisor lending his expertise in matters concerning the Company's operations in China.

Mr. Aiello is currently a director of the Company, and is responsible for Business Development. He will continue to fulfill this role along with his new responsibilities as President. Mr. Aiello has spent the past 15 years developing financing and administrative plans for both private and public companies, and has been involved directly in securing the financing and corporate development of many of them.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Integrated Carbonics Corp.



                           By:  /s/ Robert Tyson
                              Robert Tyson,
                              Vice President, Corporate
                              Communications